Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 4 to the Registration Statement (No. 333-198198) on Form S-1 of Boston Therapeutics, Inc. of our report dated March 27, 2015, relating to our audit of the financial statements as of December 31, 2014 and 2013, and for the years ended December 31, 2014 and 2013, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

Boston, Massachusetts
April 28, 2015

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